Exhibit 99.1
Nov. 8, 2007
DTE Energy announces third quarter 2007 earnings
     DETROIT — DTE Energy (NYSE:DTE) today reported third quarter 2007 earnings of $197 million, or $1.19 per diluted share, compared with reported earnings of $188 million, or $1.06 per diluted share in the third quarter of 2006.
     Operating earnings including synfuels for the third quarter 2007 were $181 million, or $1.09 per diluted share, compared with third quarter 2006 operating earnings of $255 million, or $1.44 per diluted share. Operating earnings exclude non-recurring items, certain timing-related items and discontinued operations. Operating earnings decreased primarily due to mark-to-market gains at Energy Trading during third quarter 2006 that were not expected to repeat and 2007 startup and transition costs for new enterprise business systems.
     Year-to-date operating earnings excluding synfuels were $317 million or $1.84 per diluted share, compared with $377 million or $2.12 per diluted share in 2006. Operating earnings in the first three quarters of 2007 decreased primarily due to impacts at Detroit Edison including the one-time enterprise business system startup costs, a temporary rate reduction which expires in April 2008, lower service area sales and higher storm restoration expenditures.
     DTE Energy also reported year-to-date cash flow from operations of approximately $792 million. Including synfuel production payments, adjusted cash from operations was approximately $1.04 billion. Additionally, the company repurchased 14.8 million shares since December 2006, representing approximately $727 million of the expected $900 million share repurchase program.
     “We are confident that we’ll meet our updated annual operating earnings per share guidance of $2.50 to $2.65 excluding synfuels,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “When you set aside the one-time items this year, the underlying business is performing well. In addition, the strong cash flow from our successful restructuring of our non-utility businesses and synfuels provides significant flexibility to fund near-term growth.”
     Reported earnings for the nine months ended Sept. 30, 2007, were $716 million or $4.15 per diluted share versus $291 million or $1.64 per diluted share in 2006. Reported earnings increased primarily due to the gain from the sale of the company’s Antrim Shale gas exploration and production business. Year-to-date operating earnings were $436 million or $2.53 per diluted share, compared with $426 million or $2.40 per diluted share in 2006. Reconciliations of reported earnings to operating earnings for both the quarter ended and nine months ended Sept. 30, 2007 and 2006, are at the end of this news release.
Third quarter 2007 operating earnings results, by segment:
     Electric Utility: Operating earnings for Detroit Edison were $0.69 per diluted share versus $0.82 in the third quarter of 2006. Drivers of the variance included the temporary rate reduction agreed to in August 2006 as part of the settlement of the show cause proceeding, enterprise business system startup and transition costs, and increased storm restoration costs in 2007. The temporary rate reduction is approximately $79 million annualized and expires April 13, 2008.
     Gas Utility: MichCon had a seasonal operating loss of $0.13 per diluted share versus a $0.05 loss in the third quarter of 2006. The quarter-over-quarter variance was driven by enterprise business system startup and transition costs and higher uncollectible expense.

     Coal and Gas Midstream: Operating earnings in this segment, which includes non-utility gas pipelines and storage as well as coal transportation and marketing, were $0.09 per diluted share versus $0.06 in the third quarter of 2006. The improvement was primarily driven by increased storage margins.
     Unconventional Gas Production: Operating earnings from unconventional gas operations were $0.01 per diluted share, equivalent to third quarter 2006 operating earnings, primarily due to increased production from the Barnett Shale offset by the earnings impact from the second quarter sale of the Antrim business.
     Power and Industrial Projects: Operating earnings from Power and Industrial Projects were $0.02 per diluted share, equivalent to third quarter 2006 operating earnings.
     Energy Trading: Energy Trading had operating earnings of $0.27 per diluted share versus $0.36 in the third quarter of 2006. The year-ago quarter included mark to market gains.
     Synthetic Fuel: Operating earnings from the Synthetic Fuel segment were $0.27 per diluted share compared with $0.28 in the third quarter of 2006. Earnings declined primarily due to higher reserves for potential refunds to partners resulting from tax credit phase outs in 2007 offset by increased production.
     Corporate and Other: The Corporate and Other segment had an operating loss of $0.13 per diluted share compared with a loss of $0.06 in the third quarter of 2006. Driving the performance were higher taxes and interest in 2007.
Outlook for 2007/2008
     On Nov. 2, DTE Energy announced it revised its 2007 operating earnings guidance excluding synfuels to $425 million to $450 million from $450 million to $485 million. The revision was driven primarily by lower-than-expected earnings at Detroit Edison due to enterprise business system startup and transition costs, higher storm restoration expense and a slight decline in electric sales.
     DTE Energy raised its 2007 earnings guidance for its Coal and Gas Midstream and its Power and Industrial Projects segments. Coal and Gas Midstream has benefited from higher gas storage revenue.
     Higher earnings from the Power and Industrial segment resulted from increased sales at several of its projects. The delay in closing the sale of a 50 percent interest in a portfolio of projects also contributed to higher earnings in this segment. The company expects the sale to close by year-end.
     DTE is maintaining its outlook for 2008 and targets an 11 percent return on equity for both Detroit Edison and MichCon next year.
     “With many of the one-time cost pressures behind us by year-end 2007, I remain confident in our plan to produce 5 percent to 6 percent annual utility earnings growth for the foreseeable future,” said David E. Meador, DTE Energy executive vice president and CFO. “The expiration of the temporary rate reduction in April 2008 and expected resolution of the electric rate case in third quarter 2008 will help Detroit Edison earn its authorized return on equity next year. In addition, MichCon’s recent regulatory agreement provides an innovative framework for the company to earn its authorized return over the next two years.”

Conference call and webcast information
     This earnings announcement, as well as a package of supplemental financial information, will be available on the company’s website at dteenergy.com/investors.
     DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EST Friday, Nov. 9, to discuss earnings results and provide a general business update. Investors, the news media and the public may listen to a live internet broadcast of the meeting at dteenergy.com/investors. The telephone dial-in numbers are (877) 852-6543 or (719) 325-4769. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 1 p.m. Nov. 9 to Nov. 23. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 8401808.
     Use of Adjusted Cash From Operations — DTE Energy management believes that adjusted cash from operations provides a more meaningful representation of the company’s cash from ongoing operations and uses adjusted cash from operations as a primary performance measurement for communication with analysts and investors. Internally, DTE Energy uses adjusted cash from operations to measure performance against budget and to report to the Board of Directors.
     In this release, DTE Energy discusses 2007 operating earnings guidance. It is likely that certain items that impact the company’s 2007 reported results will be excluded from operating results. A reconciliation to the comparable 2007 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.3 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production and power and industrial projects. Information about DTE Energy is available at dteenergy.com.
     The information contained herein is as of the date of this news release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this news release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This news release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
     Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the cost of remediation and compliance, including potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the negotiation and impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; amounts of uncollectible accounts receivable; binding arbitration, litigation and related appeals; changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; the timing, terms and proceeds from any asset sale or monetization; and implementation of new processes and new core information systems. This news release should also be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2006 Form 10-K and 2007 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy.

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For further information, members of the media may contact:
Scott Simons (313) 235-8808	Lorie Kessler (313) 235-8807

Analysts — for further information:
Dan Miner (313) 235-5525	Lisa Muschong (313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
	(in Millions, Except per Share Amounts)
Operating Revenues	$2,417	$2,196	$7,101	$6,726

Operating Expenses
Fuel, purchased power and gas	763	629	2,596	2,277
Operation and maintenance	1,081	771	3,249	2,698
Depreciation, depletion and amortization	249	355	716	801
Taxes other than income	71	74	279	249
Gain on sale of non-utility business	—	—	(897)	—
Other asset (gains) and losses, reserves and impairments, net	(64)	(6)	(122)	116

	2,100	1,823	5,821	6,141

Operating Income	317	373	1,280	585

Other (Income) and Deductions
Interest expense	131	123	402	390
Interest income	(11)	(9)	(32)	(34)
Other income	(27)	(17)	(51)	(41)
Other expenses	17	38	51	58

	110	135	370	373

Income Before Income Taxes and Minority Interest	207	238	910	212
Income Tax Provision	55	59	352	109
Minority Interest (1)	(45)	(10)	(158)	(190)

Income from Continuing Operations	197	189	716	293
Loss from Discontinued Operations, net of tax	—	(1)	—	(3)
Cumulative Effect of Accounting Change, net of tax	—	—	—	1

Net Income	$197	$188	$716	$291

Basic Earnings per Common Share
Income from continuing operations	$1.20	$1.07	$4.17	$1.65
Discontinued operations	—	(.01)	—	(.02)
Cumulative effect of accounting change	—	—	—	.01

Total	$1.20	$1.06	$4.17	$1.64

Diluted Earnings per Common Share
Income from continuing operations	$1.19	$1.07	$4.15	$1.65
Discontinued operations	—	(.01)	—	(.02)
Cumulative effect of accounting change	—	—	—	.01

Total	$1.19	$1.06	$4.15	$1.64

Weighted Average Common Shares Outstanding
Basic	165	177	172	177
Diluted	166	178	173	178
Dividends Declared per Common Share	$.53	$.515	$1.59	$1.545

(1)	Primarily represents our partners’ share of synfuel project losses.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30
	2007				2006
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
	(in Millions)
Electric Utility	$107	$(1)	A	$114	$141	$(31)	C	$145
		8	B			(3)	A
						38	G
Gas Utility	(29)	6	A	(22)	(20)	7	C	(8)
		1	C			5	A
Non-utility Operations
Coal & Gas Midstream	15	—		15	10	—		10
Unconventional Gas Production	1	—		1	2	—		2
Power and Industrial Projects	3	—		3	(50)	1	C	2
						2	H
						20	I
						27	J
						2	K
Energy Trading	45	—		45	65	1	C	66
Synthetic Fuel	45	—		45	43	7	E	50

Total Non-utility operations	109	—		109	70	60		130

Corporate and Other	10	(26)	A	(20)	(2)	(10)	A	(12)
		(4)	D

Income from Continuing Operations	197	(16)		181	189	66		255

Discontinued Operations	—	—		—	(1)	1	F	—

Net Income	$197	$(16)		$181	$188	$67		$255

Adjustments key

A)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
B)	Detroit Thermal	Increase in loss reserves
C)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
D)	Antrim sale adjustment	Adjustment to gain on sale of Antrim
E)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
F)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
G)	September 2006 MPSC Electric Order	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
H)	Impairment charge	Impairment charge PepTec operations
I)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
J)	Impairment charge	Impairment charge of River Rouge, a merchant generating facility
K)	Impairment charge	Impairment charge of Biomass landfill gas projects

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended September 30
	2007				2006
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$.64	$.05	B	$.69	$.79	$(.17)	C	$.82
						(.01)	A
						.21	G
Gas Utility	(.17)	.04	A	(.13)	(.11)	.04	C	(.05)
						.02	A
Non-utility Operations
Coal & Gas Midstream	.09	—		.09	.06	—		.06
Unconventional Gas Production	.01	—		.01	.01	—		.01
Power and Industrial Projects	.02	—		.02	(.27)	.02	H	.02
						.11	I
						.15	J
						.01	K

						—
Energy Trading	.27	—		.27	.36	—		.36
Synthetic Fuel	.27	—		.27	.24	.04	E	.28

Total Non-utility operations	.66	—		.66	.40	.33		.73
Corporate and Other	.06	(.16)	A	(.13)	(.01)	(.05)	A	(.06)
		(.03)	D

Income from Continuing Operations	1.19	(.10)		1.09	1.07	.37		1.44

Discontinued Operations	—	—		—	(.01)	.01	F	—

Net Income	$1.19	$(.10)		$1.09	$1.06	$.38		$1.44

Adjustments key

A)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
B)	Detroit Thermal	Increase in loss reserves
C)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
D)	Antrim sale adjustment	Adjustment to gain on sale of Antrim
E)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
F)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
G)	September 2006 MPSC Electric Order	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
H)	Impairment charge	Impairment charge PepTec operations
I)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
J)	Impairment charge	Impairment charge of River Rouge merchant generation facility
K)	Impairment charge	Impairment charge of Biomass landfill gas projects

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30
	2007				2006
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
	(in Millions)
Electric Utility	$207	$1	A	$228	$257	$(2)	A	$293
		6	B			38	L
		14	C
Gas Utility	31	4	A	38	16	11	D	30
		3	D			3	A
Non-utility Operations
Coal & Gas Midstream	38	—		38	33	—		33
Unconventional Gas Production	(208)	211	E	9	5	—		5
		6	F
Power and Industrial Projects	13	—		13	(74)	1	D	(11)
						13	I
						20	M
						27	N
						2	O
Energy Trading	33	21	E	54	70	1	D	71
Synthetic Fuel	120	(1)	G	119	30	(7)	G	49
						26	H

Total Non-utility operations	(4)	237		233	64	83		147

Corporate and Other	482	24	A	(63)	(44)	—		(44)
		(565)	E
		(4)	P

Income from Continuing Operations	716	(280)		436	293	133		426

Discontinued Operations	—	—		—	(3)	3	J	—
Cumulative Effect of Accounting					1	(1)	K	—
Change	—	—		—

Net Income	$716	$(280)		$436	$291	$135		$426

Adjustments key

A)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
B)	Regulatory asset surcharge	Adjustment for billed sales
C)	Detroit Thermal	Increase in loss reserves
D)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
E)	Antrim sale	Net impact pertaining to Antrim sale
F)	Barnett impairment	Exploratory well write down
G)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
H)	2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
I)	Impairment charge	Impairment charge PepTec operations
J)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
K)	Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of SFAS No. 123(R)
L)	September 2006 MPSC Electric Order	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
M)	Impairment charge	Impairment charge of Crete, a joint venture generating investment
N)	Impairment charge	Impairment charge of River Rouge merchant generation facility
O)	Impairment charge	Impairment charge of Biomass landfill gas projects
P)	Antrim sale adjustment	Adjustment to gain on sale of Antrim

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Nine Months Ended September 30
	2007				2006
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$1.20	$.01	A	$1.33	$1.45	$(.01)	A	$1.65
		.04	B			.21	L
		.08	C

Gas Utility	.18	.02	A	.22	.09	.07	D	.18
		.02	D			.02	A

Non-utility Operations
Coal & Gas Midstream	.22	—		.22	.18	—		.18

Unconventional Gas Production	(1.20)	1.22	E	.05	.03	—		.03
		.03	F

Power and Industrial Projects	.08	—		.08	(.41)	.07	I	(.06)
						.11	M
						.15	N
						.02	O

Energy Trading	.19	.12	E	.31	.39	—		.39

Synthetic Fuel	.69	—		.69	.17	(.04)	G	.28
						.15	H

Total Non-utility Operations	(.02)	1.37		1.35	.36	.46		.82

Corporate and Other	2.79	.14	A	(.37)	(.25)	—		(.25)
		(3.27)	E
		(.03)	P

Income from Continuing Operations	4.15	(1.62)		2.53	1.65	.75		2.40

Discontinued Operations	—	—		—	(.02)	.02	J	—

Cumulative Effect of Accounting Change	—	—		—	.01	(.01)	K	—

Net Income	$4.15	$(1.62)		$2.53	$1.64	$.76		$2.40

Adjustments key

A)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
B)	Regulatory asset surcharge	Adjustment for billed sales
C)	Detroit Thermal	Increase in loss reserves
D)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
E)	Antrim sale	Net impact pertaining to Antrim sale
F)	Barnett impairment	Exploratory well write down.
G)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
H)	2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
I)	Impairment charge	Impairment charge PepTec operations
J)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
K)	Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of SFAS No. 123(R)
L)	September 2006 MPSC Electric Order	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
M)	Impairment charge	Impairment charge of Crete, a joint venture generating investment
N)	Impairment charge	Impairment charge of River Rouge merchant generation facility
O)	Impairment charge	Impairment charge of Biomass landfill gas projects
P)	Antrim sale adjustment	Adjustment to gain on sale of Antrim

DTE Energy Company
Reconciliation of Cash from Operations to Adjusted Cash from Operations

	YTD September 30 2007	YTD September 30 2006
	(in Millions)

Cash from Operations	$792	$1,183

Synfuel Production Payments*	249	203

Adjusted Cash from Operations	$1,041	$1,386

*	accounted for in the investing activities section of the consolidated statements of cash flows